Exhibit 99.1
   Cathay Bancorp, Inc. Declares Dividend Of $0.14 Per Share

    LOS ANGELES, Aug. 22 /PRNewswire-FirstCall/ -- Dunson K. Cheng, Chairman and President of Cathay Bancorp, Inc. (Nasdaq: CATY), announced that on August 21, 2003, the Board of Directors of Cathay Bancorp, Inc. declared a 14 cents per share cash dividend, payable on September 29, 2003, to stockholders of record on September 15, 2003.

    Cathay Bancorp, Inc. is the one-bank holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 12 branches in Southern California, eight branches in Northern California, three branches in New York State, one in Houston, Texas, and representative offices in Hong Kong and Shanghai, China. In addition, Cathay Bank's subsidiary, Cathay Investment Company, maintains an office in Taipei. Cathay Bank's website is found at http://www.cathaybank.com.

SOURCE  Cathay Bancorp, Inc.
    /CONTACT: Monica Chen, Assistant Secretary of Cathay Bancorp, Inc., +1-213-625-4749/
    /Web site:  http://www.cathaybank.com /
    (CATY)

CO:  Cathay Bancorp, Inc.
ST:  California, China, Taiwan, New York, Texas
IN:  FIN
SU:  DIV